UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date Of Report (Date Of Earliest Event Reported) July 22, 2019
  AutoNation, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13107	73-1105145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 SW 1st Ave
Fort Lauderdale, Florida 33301
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code (954) 769-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	AN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE
On July 23, 2019, AutoNation, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Filing”) to disclose, among other things, the appointment of (1) Cheryl Miller as the Chief Executive Officer and President of the Company, and as a member of the Company’s Board of Directors (the “Board”), effective as of July 22, 2019, and (2) James R. Bender as the Executive Vice President and Chief Operating Officer of the Company, effective as of July 22, 2019. This report amends the Original Filing to disclose new compensation arrangements approved by the Compensation Committee (the “Compensation Committee”) of the Board for each of Ms. Miller and Mr. Bender. Such compensation arrangements were not available at the time of the Original Filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 1, 2019, the Company entered into an employment agreement (the “Employment Agreement”) with Ms. Miller in connection with her appointment as Chief Executive Officer and President of the Company. The Employment Agreement provides that:

•
Ms. Miller will serve as Chief Executive Officer and President of the Company from July 22, 2019 until July 31, 2022, unless such employment period is terminated earlier pursuant to the terms of the Employment Agreement.

•
During the employment period, Ms. Miller will receive a base salary at an annual rate equal to $1,050,000, subject to annual review and adjustment by the Compensation Committee, provided, however, that her annual base salary may not be reduced during the employment period.

•
During the employment period, Ms. Miller will participate in the Company’s annual bonus plan at such target award levels and upon such terms and conditions as may be established by the Compensation Committee, provided that the target award level will be no less than 150% of her then-current annual base salary, provided further that her 2019 annual bonus will be calculated based on the actual base salary she receives for 2019.

•
Beginning in 2020, Ms. Miller will be eligible to receive an annual grant of equity-based awards during the employment period at an appropriate level as determined by the Compensation Committee, with an aggregate grant date fair value of no less than $5,000,000.

•
As soon as reasonably practicable, Ms. Miller will be granted restricted stock units (“RSUs”) with an aggregate grant date fair value of $3,150,000, two-thirds of which will be subject to a four-year installment vesting schedule and one-third of which will be subject to a three-year cliff vesting schedule. The RSUs will be subject to the same performance conditions established by the Compensation Committee for the Company’s annual equity awards for executive officers in 2019.

•
If the Company terminates Ms. Miller’s employment without “cause” or if she resigns for “good reason” (in each case, as defined in the Employment Agreement), then, provided she is in compliance with all applicable restrictive covenants and she signs a mutually acceptable severance agreement, Ms. Miller will be entitled to receive: (i) in equal installments over 24 months, 2.0 times the sum of her annual base salary and target annual bonus, and (ii) in a lump sum at the same time bonuses are paid to active employees generally, an amount equal to her annual bonus as determined by the Compensation Committee, pro-rated for the number of days she was employed during the applicable calendar year through the applicable termination date.

The Employment Agreement also contains certain restrictive covenants. The Employment Agreement is filed as Exhibit 10.1 to this report and is incorporated herein by reference. The foregoing summary of the Employment Agreement is qualified in its entirety by reference to such agreement.
On July 26, 2019, the Compensation Committee approved a new compensation arrangement for Mr. Bender in connection with his appointment as Executive Vice President and Chief Operating Officer. Effective as of July 22, 2019, Mr. Bender’s annual base salary will be $775,000, his target annual award level under the Company’s annual bonus plan will be 90% of his base salary, and his 2020 annual equity award will have an aggregate grant date fair value equal to $1,100,000. Mr. Bender’s 2019 annual bonus will be calculated based on the actual base salary he receives for 2019.

Item 9.01	Financial Statements and Exhibits.
(d)
10.1    Employment Agreement, dated as of August 1, 2019, by and between AutoNation, Inc. and Cheryl Miller.
104    Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTONATION, INC.

Date:	August 1, 2019	By:	/s/ C. Coleman Edmunds
C. Coleman Edmunds
Executive Vice President, General Counsel and Corporate Secretary